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                                                                   EXHIBIT 99.1



                         SANTA FE GAMING CORPORATION
                             4949 NO. RANCHO DR.
                             LAS VEGAS, NV 89130

FOR IMMEDIATE RELEASE:
November 17, 1999


                    SANTA FE GAMING CORPORATION ANNOUNCES
                         SALE OF HENDERSON PROPERTY


     LAS VEGAS, NEVADA  Santa Fe Gaming Corporation (OTC Bulletin Board:
SGMG), ("SFGC") announced today that its indirect-wholly owned subsidiary, Sahara Las Vegas Corp. ("SLVC"), has sold its approximate 40 acre parcel of real property in Henderson, Nevada to Station Casino's, Inc., (NYSE:
STN)("STN"). Additionally, SFGC, and its subsidiaries, SLVC and Santa Fe Hotel Inc. ("SFHI") have entered into non-compete agreements with STN and SFGC and SFHI have granted rights of first refusal with respect to the Santa Fe Hotel assets and securities. The total consideration received was approximately $37.2 million. In connection with the above referenced agreements, SLVC has agreed to the terms of an amendment to its indebtedness, under which a release of lien was granted on the Henderson property.

     Santa Fe Gaming Corporation owns and operates the Santa Fe Hotel and Casino in northwest Las Vegas and the Pioneer Hotel and Gambling Hall in Laughlin, Nevada. In addition, the Company holds property on Las Vegas Boulevard for future possible development.


CONTACT:  Thomas K. Land
          Chief Financial Officer
          Santa Fe Gaming Corporation
          702-658-4340